UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): FEBRUARY 8, 2007 (JANUARY 29, 2007)

COATES INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

DELAWARE	33-948884	22-2925432
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 449-7717
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective on January 29, 2007, the Registrant engaged Weiser LLP, Certified Public Accountants ("Weiser") with an address at 135 West 50th Street, New York, NY as its new independent auditor. The decision to engage Weiser was approved by the Registrant's Audit Committee.

Effective on January 29, 2007, Rosenberg Rich Baker Berman and Company (“RRBC”) was dismissed as the Registrant's independent auditor. The decision to dismiss RRBC was approved by the Registrant's Audit Committee. RRBC performed the audit of the Registrant's financial statements since 1996. The reports of RRBC on the financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2004 and December 31, 2005 and the subsequent interim period prior to its dismissal, there were no disagreements with RRBC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to RRBC's satisfaction would have caused RRBC to make reference to this subject matter of the disagreements in connection with its reports or any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended.

The Registrant has requested RRBC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Registrant. A copy of such letter, dated February 8, 2007, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

16.1	Letter from RRBC to the Securities and Exchange Commission dated February 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COATES INTERNATIONAL, LTD.
(registrant)

Date: February 12, 2007	By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer